Rule 10f-3 Transaction Exhibit
Nuveen Multistate Trust II
Nuveen New York Municipal Bond Fund
FILE #811-07755
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
<c>11/14/07
<c>New York City -Go
<c>$950,465,000
<c>$10,263,500.00
<c>CitiGroup Global Markets, Inc.
Bear, Stearns & Co., Inc.
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated

A.G. Edwards & Sons, Inc.
Banc of America Securities, LLC
M.R. Beal & Company
DEPFA First Albany Securities, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
Lehman Brothers
Loop Capital Markets
Prager, Sealy & Co., LLC
Ramirez & Co., Inc.
RBC Capital Markets
Siebert Brandford Shank & Co.
UBS Securities, LLC
Wachovia Bank, National Association

Cabrera Capital Markets, Inc.
Commerce Capital Markets, Inc.
Jackson Securities , LLC
Janney Montgomery Scott, LLC
Popular Securities, Inc.
Raymond James & Associates
Roosevelt & Cross, Inc.
Southwest Securities, Inc.
<c>Merrill Lynch, Pierce, Fenner & Smith Incorporated
<c>11/28/07
<c>State of New York Mortgage Agency
<c>$75,000,000
<c>$890,000
<c>Goldman, Sachs & Co.
Bear, Stearns & Co., Inc.
Merrill Lynch & Co.
UBS Securities LLC
<c>Merrill Lynch, Pierce, Fenner & Smith Incorporated
12/12/07
New York State Housing Finance Authority
$81,595,000
$2,500,000
Bear, Sterns & Co., Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated



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